Exhibit 99.1

Brookfield Asset Management Announces Pricing of Inaugural Offering of Senior Notes

NEW YORK, April 22, 2025 – Brookfield Asset Management Ltd. (“BAM”) (NYSE: BAM, TSX: BAM) today announced the pricing of its inaugural public offering of senior notes. BAM has agreed to issue $750 million principal amount of senior notes due 2035 (the “notes”), which will bear interest at a rate of 5.795% per annum.

The net proceeds from the sale of the notes will be used for general corporate purposes. The offering is expected to close on April 24, 2025, subject to the satisfaction of customary closing conditions.

The notes are being offered under BAM’s existing amended and restated base shelf prospectus filed in the United States and Canada. In the United States, the notes are being offered pursuant to an effective registration statement on Form F-10 filed by BAM with the U.S. Securities and Exchange Commission (File No. 333-279599). The offering is being made only by means of a prospectus supplement relating to the offering of the notes. You may obtain these documents for free on EDGAR at www.sec.gov/edgar or on SEDAR+ at www.sedarplus.ca. Before you invest, you should read these documents and other public filings by BAM for more complete information about BAM and this offering.

Alternatively, copies can be obtained from:

Citigroup Global Markets Inc. c/o Broadridge Financial Solutions 1155 Long Island Avenue Edgewood, NY 11717 Telephone: 1-800-831-9146 Email: prospectus@citi.com	Wells Fargo Securities, LLC 608 2nd Avenue South, Suite 1000 Minneapolis, MN 55402 Attn: WFS Customer Service Telephone: 1-800-645-3751 Email: wfscustomerservice@wellsfargo.com

This news release does not constitute an offer to sell or the solicitation of an offer to buy the notes described herein, nor shall there be any sale of these notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The notes being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the amended and restated base shelf prospectus or the prospectus supplement.

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About Brookfield Asset Management

Brookfield Asset Management Ltd. (NYSE: BAM, TSX: BAM) is a leading global alternative asset manager, headquartered in New York, with over $1 trillion of assets under management across renewable power and transition, infrastructure, private equity, real estate, and credit. We invest client capital for the long-term with a focus on real assets and essential service businesses that form the backbone of the global economy. We offer a range of alternative investment products to investors around the world — including public and private pension plans, endowments and foundations, sovereign wealth funds, financial institutions, insurance companies and private wealth investors. We draw on Brookfield’s heritage as an owner and operator to invest for value and generate strong returns for our clients, across economic cycles.

For more information, please contact:

Media:	Investor Relations:
Simon Maine	Jason Fooks
Tel: +44 739 890 9278	Tel: (212) 417-2442
Email: simon.maine@brookfield.com	Email: jason.fooks@brookfield.com

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the U.S. Securities Act of 1933, the U.S. Securities Exchange Act of 1934, “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of other relevant securities legislation, including applicable securities laws in Canada, which reflect our current views with respect to, among other things, our operations and financial performance (collectively, “forward-looking statements”). You can identify these forward-looking statements by the use of words such as “outlook”, “believe”, “think”, “expect”, “potential”, “continue”, “may”, “should”, “seek”, “approximately”, “predict”, “intend”, “will”, “plan”, “estimate”, “anticipate”, the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. These statements identify prospective information. Important factors could cause actual results to differ, possibly materially, from those indicated in these statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Such forward-looking statements are subject to risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. In particular, the forward-looking statements contained in this news release include statements referring to the offering, the use of proceeds from the offering and the expected closing date of the offering.

Although BAM believes that such forward-looking statements are based upon reasonable estimates, beliefs and assumptions, certain factors, risks and uncertainties, which are described from time to time in our documents filed with the securities regulators in Canada and the United States, not presently known to BAM, or that BAM currently believes are not material, could cause actual results or events to differ materially from those contemplated or implied by forward-looking statements. Reference should be made to “Item 1A - Risk Factors” and “Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements” in BAM’s annual reports on Form 10-K.

Readers are urged to consider these risks, as well as other uncertainties, factors and assumptions carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements, which are based only on information available to us as of the date of this news release. Except as required by law, BAM undertakes no obligation to publicly update or revise any forward-looking statements, whether written or oral, that may be as a result of new information, future events or otherwise.